Filed Pursuant to Rule 424(b)(3)

Registration No. 333-280326

PROSPECTUS

740,000 Shares of Common Stock

This prospectus relates to the resale, by the Selling Shareholders identified in this prospectus, or other disposition from time to time of up to 740,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of GT Biopharma, Inc., a Delaware corporation (the “Company”), issuable upon the exercise of warrants with an exercise price of $4.35 (the “Warrants”), issued in a concurrent private placement on May 21, 2024, by the Selling Shareholders identified in this prospectus.

The Warrants were issued pursuant to that certain securities purchase agreement between us and certain institutional investors identified on the signature pages thereto (the “Purchasers”), dated as of May 21, 2024 (the “Purchase Agreement”). The Purchasers are each referred to herein as a “Selling Shareholders” and collectively as the “Selling Shareholders.”

We are not offering any shares of our common stock for sale under this prospectus. We are registering the offer and resale of the shares to satisfy contractual obligations owed by us pursuant to the Purchase Agreement and documents ancillary thereto.

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Shareholders. All net proceeds from the sale of the shares of Common Stock covered by this prospectus will go to the Selling Shareholders. However, we may receive the proceeds from any exercise of the Warrants if the holders do not exercise the Warrants on a cashless basis. See “Use of Proceeds.”

The Selling Shareholders may sell all or a portion of the shares of Common Stock from time to time in market transactions through any market on which our shares of Common Stock are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution.”

Our Common Stock is presently listed on the Nasdaq Capital Market under the trading symbol “GTBP.” On June 25, 2024, the closing sale price for our Common Stock was $2.95 per share.

Investing in our securities involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 28, 2024.

You should rely only on the information contained in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents.

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus are “forward-looking statements” within the meaning of the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our current beliefs, goals and expectations about matters such as our expected financial position and operating results, our business strategy and our financing plans. The forward-looking statements in this prospectus are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events. The forward-looking statements generally can be identified by the use of terms such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “guidance,” “estimate,” “potential,” “outlook,” “target,” “forecast,” “likely” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are, or may be, forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. We cannot guarantee that our forward-looking statements will turn out to be correct or that our beliefs and goals will not change. Our actual results could be very different from and worse than our expectations for various reasons. You should review carefully all information, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K, which is incorporated by reference into this prospectus. Any forward-looking statements in this prospectus are made only as of the date hereof and, except as may be required by law, we do not have any obligation to publicly update any forward-looking statements contained in this prospectus to reflect subsequent events or circumstances.

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ABOUT THIS PROSPECTUS

This prospectus is part of the Registration Statement on Form S-1 that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information included in such Registration Statements. For further information, we refer you to the Registration Statement, including all amendments and their respective exhibits, filed with the SEC. Statements contained in this prospectus about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the Registration Statement, please see such document for a complete description of these matters. You should carefully read this prospectus, together with the additional information described under the headings “Where You Can Find More Information.”

For investors outside the United States: We have not done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to those jurisdictions.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Notice Regarding Forward-Looking Statements.”

This prospectus and our annual report contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been, or will be, filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

All product and company names are trademarks of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Throughout this prospectus, the terms “we,” “us,” “our,” and “our Company” and “the Company” refer to GT Biopharma, Inc., a Delaware corporation, and/or its related subsidiaries, as the context may require.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you or that you should consider before investing in our common stock. You should read the entire prospectus carefully, including our financial statements and related notes and especially the information under “Risk Factors” set forth in this prospectus and as set forth in the documents incorporated by reference from our annual report on Form 10-K for the year ended December 31, 2023 and filed with the SEC. This prospectus contains forward-looking statements, based on current expectations and related to future events and our future financial performance, that involve risks and uncertainties. Our actual results may vary materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, those set forth under “Risk Factors,” as well as other matters described in this prospectus and in our annual report. See “Cautionary Notice Regarding Forward-Looking Statements.”

Overview

We are a clinical stage biopharmaceutical company focused on the development and commercialization of novel immuno-oncology products based on our proprietary Tri-specific Killer Engager (TriKE®) fusion protein immune cell engager technology platform. Our TriKE® platform generates proprietary therapeutics designed to harness and enhance the cancer killing abilities of a patient’s own natural killer cells, or NK cells. Once bound to an NK cell, our moieties are designed to enhance the NK cell, and precisely direct it to one or more specifically targeted proteins expressed on a specific type of cancer cell or virus infected cell, resulting in the targeted cell’s death. TriKE®s can be designed to target any number of tumor antigens on hematologic malignancies or solid tumors and do not require patient-specific customization.

We are using our TriKE® platform with the intent to bring to market immuno-oncology products that can treat a range of hematologic malignancies and solid tumors. The platform is scalable, and we are putting processes in place to be able to produce investigational new drug (IND) ready moieties in a timely manner after a specific TriKE® conceptual design. Specific drug candidates can then be advanced into the clinic on our own or through potential collaborations with partnering companies. We believe our TriKE®s may have the ability, if approved for marketing, to be used as both monotherapy and in combination with other standard-of-care therapies.

We are also using our TriKE® platform to develop therapeutics useful for the treatment of infectious disease such as for the treatment of patients infected by the human immunodeficiency virus (HIV). While the use of anti-retroviral drugs has substantially improved the health and increased the longevity of individuals infected with HIV, these drugs are designed to suppress virus replication to help modulate progression to acquired immunodeficiency syndrome (AIDS) and to limit further transmission of the virus. Despite the use of anti-retroviral drugs, infected individuals retain reservoirs of latent HIV-infected cells that, upon cessation of anti-retroviral drug therapy, can reactivate and re- establish an active HIV infection. For a curative therapy, destruction of these latent HIV infected cells must take place. The HIV-TriKE® contains the antigen binding fragment (Fab) from a broadly neutralizing antibody targeting the HIV-Env protein or a protein that binds infected CD4+ T cells. The HIV-TriKE® is designed to target HIV while redirecting NK cell killing specifically to actively replicating HIV infected cells. The HIV-TriKE® induced NK cell proliferation and demonstrated the ability in vitro to reactivate and kill HIV-infected T-cells. These findings indicate a potential role for the HIV-TriKE® in the reactivation and elimination of the latently infected HIV reservoir cells by harnessing the NK cell’s ability to mediate the antibody-directed cellular cytotoxicity (ADCC).

Our initial work was conducted in collaboration with the Masonic Cancer Center at the University of Minnesota under a program led by Dr. Jeffrey Miller, Professor of Medicine, and the Deputy Director at the Center. Dr. Miller is a recognized key opinion leader in the field of NK cell and IL-15 biology and their therapeutic potential. We have exclusive rights to the TriKE® platform and are generating additional intellectual property for specific moieties.

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Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited consolidated financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure and the inclusion of reduced disclosure about our executive compensation arrangements. As a smaller reporting company, we are also exempt from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Summary Risk Factors

Participating in this offering involves substantial risk. Our ability to execute our strategy is also subject to certain risks. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference, in deciding whether to invest in our securities. These risks include, but are not limited to, the following:

●	Our business is at an early stage of development and we may not develop therapeutic products that can be commercialized.

●	We have a history of operating losses and we expect to continue to incur losses for the foreseeable future. We may never generate revenue or achieve profitability.

●	We will need additional capital to conduct our operations and develop our products, and our ability to obtain the necessary funding is uncertain.

●	Our current and future indebtedness may impose significant operating and financial restrictions on us and affect our ability to access liquidity.

●	The cost of our research and development programs may be significantly higher than expected, and there is no assurance that they will successful in a timely manner, or at all.

●	If our efforts to protect the proprietary nature of the intellectual property related to our technologies are not adequate, we may not be able to compete effectively in our market and our business would be harmed.

●	Claims that we infringe the intellectual property rights of others may prevent or delay our drug discovery and development efforts.

●	We may desire, or be forced, to seek additional licenses to use intellectual property owned by third parties, and such licenses may not be available on commercially reasonable terms, or at all.

●	If we are unsuccessful in obtaining or maintaining patent protection for intellectual property in development or licensed from third parties, our business and competitive position would be harmed.

●	If we fail to meet our obligations under our license agreements, we may lose our rights to key technologies on which our business depends.

●	Our reliance on the activities of our non-employee consultants, research institutions and scientific contractors, whose activities are not wholly within our control, may lead to delays in development of our proposed products.

●	Clinical drug development is costly, time-consuming and uncertain, and we may suffer setbacks in our clinical development program that could harm our business.

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●	If we experience delays or difficulties in the enrollment of patients in clinical trials, those clinical trials could take longer than expected to complete and our receipt of necessary regulatory approvals could be delayed or prevented.

●	Obtaining regulatory approval, even after clinical trials that are believed to be successful, is an uncertain process.

●	We will continue to be subject to extensive FDA regulation following any product approvals, and if we fail to comply with these regulations, we may suffer a significant setback in our business.

●	Many of our business practices are subject to scrutiny and potential investigation by regulatory and government enforcement authorities, as well as to lawsuits brought by private citizens under federal and state laws. We could become subject to investigations, and our failure to comply with applicable law or an adverse decision in lawsuits may result in adverse consequences to us. If we fail to comply with U.S. healthcare laws, we could face substantial penalties and financial exposure, and our business, operations and financial condition could be adversely affected.

●	Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

●	We may expend our limited resources to pursue a particular product candidate or indication that does not produce any commercially viable products and may fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

●	Our products may be expensive to manufacture, and they may not be profitable if we are unable to control the costs to manufacture them.

●	We currently lack manufacturing capabilities to produce our therapeutic product candidates at commercial-scale quantities and do not have an alternate manufacturing supply, which would negatively impact our ability to meet any demand for the product.

●	Our business is based on novel technologies that are inherently expensive and risky and may not be understood by or accepted in the marketplace, which could adversely affect our future value.

●	We could be subject to product liability lawsuits based on the use of our product candidates in clinical testing or, if obtained, following marketing approval and commercialization. If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to cease clinical testing or limit commercialization of our product candidates.

●	We rely on third parties to supply candidates for clinical testing and to conduct preclinical and clinical trials of our product candidates. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates. As a result, our business could be substantially harmed.

Corporate Information

Our principal executive offices are located at 8000 Marina Blvd., Suite 100, Brisbane, CA 94005, and our telephone number is (800) 304-9888. We maintain a website at www.gtbiopharma.com. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus.

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The Offering

Shares of Common Stock offered by Selling Shareholders:	740,000 shares of Common Stock issuable upon the exercise of the Warrants.

Shares of Common Stock Outstanding prior to this Offering:	2,156,651 shares of Common Stock.

Use of Proceeds:	We will not receive any proceeds from the sale of common stock offered by the Selling Shareholders covered by this prospectus.

Trading Market and Symbol:	Our common stock is currently listed on the Nasdaq Capital Market under the symbol “GTBP.”

Risk Factors:	Investing in our securities involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 6 of this prospectus and any risks described in our annual report on Form 10-K for the year ended December 31, 2023, which is incorporated into this prospectus by reference.

Assumptions Used Throughout This Prospectus

Unless otherwise stated in this prospectus, the number of shares of Common Stock outstanding prior to the exercise of the Warrants is based on 2,156,651 shares of Common Stock outstanding as of June 13, 2024, and excluded as of such date:

●	The issuance of 304,962 shares of Common Stock upon exercise of certain legacy warrants at an average exercise price of $63.30 per share; and

●	The issuance of 126,265 shares of Common Stock issuable upon exercise of outstanding stock options at an average exercise price of $39.60 per share or reserved for future issuance under our 2022 Omnibus Incentive Plan.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below in addition to the other information contained in this prospectus and any prospectus supplement before deciding whether to invest in shares of our common stock. The risks summarized below and others are discussed more fully in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference. If any of the following risks or the risks incorporated by reference occur, our business, financial condition or operating results could be harmed. In that case, the trading price of our common stock could decline and you may lose part or all of your investment. In the opinion of management, the risks discussed below and incorporated by reference represent the material risks known to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business, financial condition and operating results and adversely affect the market price of our common stock.

Risks Related to Our Business

Risks related to our business risks include, but are not limited to, the following:

●	Our business is at an early stage of development and we may not develop therapeutic products that can be commercialized.

●	We have a history of operating losses and we expect to continue to incur losses for the foreseeable future. We may never generate revenue or achieve profitability.

●	We will need additional capital to conduct our operations and develop our products, and our ability to obtain the necessary funding is uncertain.

●	Our current and future indebtedness may impose significant operating and financial restrictions on us and affect our ability to access liquidity.

●	The cost of our research and development programs may be significantly higher than expected, and there is no assurance that they will successful in a timely manner, or at all.

●	If our efforts to protect the proprietary nature of the intellectual property related to our technologies are not adequate, we may not be able to compete effectively in our market and our business would be harmed.

●	Claims that we infringe the intellectual property rights of others may prevent or delay our drug discovery and development efforts.

●	We may desire, or be forced, to seek additional licenses to use intellectual property owned by third parties, and such licenses may not be available on commercially reasonable terms, or at all.

●	If we are unsuccessful in obtaining or maintaining patent protection for intellectual property in development or licensed from third parties, our business and competitive position would be harmed.

●	If we fail to meet our obligations under our license agreements, we may lose our rights to key technologies on which our business depends.

●	Our reliance on the activities of our non-employee consultants, research institutions and scientific contractors, whose activities are not wholly within our control, may lead to delays in development of our proposed products.

●	Clinical drug development is costly, time-consuming and uncertain, and we may suffer setbacks in our clinical development program that could harm our business.

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●	If we experience delays or difficulties in the enrollment of patients in clinical trials, those clinical trials could take longer than expected to complete and our receipt of necessary regulatory approvals could be delayed or prevented.

●	Obtaining regulatory approval, even after clinical trials that are believed to be successful, is an uncertain process.

●	We will continue to be subject to extensive FDA regulation following any product approvals, and if we fail to comply with these regulations, we may suffer a significant setback in our business.

●	Many of our business practices are subject to scrutiny and potential investigation by regulatory and government enforcement authorities, as well as to lawsuits brought by private citizens under federal and state laws. We could become subject to investigations, and our failure to comply with applicable law or an adverse decision in lawsuits may result in adverse consequences to us. If we fail to comply with U.S. healthcare laws, we could face substantial penalties and financial exposure, and our business, operations and financial condition could be adversely affected.

●	Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

●	We may expend our limited resources to pursue a particular product candidate or indication that does not produce any commercially viable products and may fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

●	Our products may be expensive to manufacture, and they may not be profitable if we are unable to control the costs to manufacture them.

●	We currently lack manufacturing capabilities to produce our therapeutic product candidates at commercial-scale quantities and do not have an alternate manufacturing supply, which would negatively impact our ability to meet any demand for the product.

●	Our business is based on novel technologies that are inherently expensive and risky and may not be understood by or accepted in the marketplace, which could adversely affect our future value.

●	We could be subject to product liability lawsuits based on the use of our product candidates in clinical testing or, if obtained, following marketing approval and commercialization. If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to cease clinical testing or limit commercialization of our product candidates.

●	We rely on third parties to supply candidates for clinical testing and to conduct preclinical and clinical trials of our product candidates. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates. As a result, our business could be substantially harmed.

These risks are described more fully in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference.

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Risks Related to this Offering and Our Common Stock

There has been a limited public market for our common stock, and we do not know whether one will develop to provide you adequate liquidity. Furthermore, the trading price for our common stock, should an active trading market develop, may be volatile and could be subject to wide fluctuations in per-share price.

Our common stock is now listed on the Nasdaq Capital Market under the trading symbol “GTBP”; historically, however, there has been a limited public market for our common stock. We cannot assure you that an active trading market for our common stock will develop or be sustained. The liquidity of any market for the shares of our common stock will depend on a number of factors, including:

●	the number of stockholders;

●	our operating performance and financial condition;

●	the market for similar securities;

●	the extent of coverage of us by securities or industry analysts; and

●	the interest of securities dealers in making a market in the shares of our common stock.

Even if an active trading market develops, the market price for our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the price of shares of our common stock could decline significantly if our future operating results fail to meet or exceed the expectations of market analysts and investors and actual or anticipated variations in our quarterly operating results could negatively affect our share price.

The volatility of the price of our common stock may also be impacted by the risks discussed under this “Risk Factors” section, in addition to other factors, including:

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	significant sales of our common stock or other securities in the open market;

●	variations in interest rates;

●	changes in the market valuations of other comparable companies; and

●	changes in accounting principles.

Our outstanding warrants may affect the market price of our common stock.

As of the date of this prospectus, we had 2,156,651 shares of Common Stock outstanding and issued or issuable and had outstanding warrants for the purchase of up to 304,962 additional shares of Common Stock at a weighted average exercise price of $63.30 per share, all of which are exercisable as of the date of this prospectus (subject to certain beneficial ownership limitations). Pursuant to the Purchase Agreement, we had an additional number of outstanding warrants for the purchase of up to approximately 740,000 shares of Common Stock at an exercise price of $4.35. Also pursuant to the Purchase Agreement, we had an additional number of outstanding placement agent warrants for the purchase of up to approximately 88,800 shares of Common Stock at an exercise price of $5.4375. The amount of common stock reserved for issuance may have an adverse impact on our ability to raise capital and may affect the price and liquidity of our common stock in the public market. In addition, the issuance of these shares of common stock will have a dilutive effect on current stockholders’ ownership.

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Because our common stock may be deemed a low-priced “penny” stock, an investment in our common stock should be considered high-risk and subject to marketability restrictions.

Historically, the trading price of our common stock has been $5.00 per share or lower, and deemed a penny stock, as defined in Rule 3a51-1 under the Exchange Act, and subject to the penny stock rules of the Exchange Act specified in rules 15g-1 through 15g-100. Those rules require broker–dealers, before effecting transactions in any penny stock, to:

●	deliver to the customer, and obtain a written receipt for, a disclosure document;

●	disclose certain price information about the stock;

●	disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

●	send monthly statements to customers with market and price information about the penny stock; and

●	in some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that industry or securities analysts publish about us or our business. We currently have research coverage by only one securities analyst, and we may never obtain research coverage by additional analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our common stock may be negatively affected. In the event that we receive additional securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline.

Delaware law and our restated certificate of incorporation (“certificate of incorporation”), our restated bylaws (“bylaws”) and other governing documents contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our stockholders, which could cause our stock price to decline. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

We do not currently or for the foreseeable future intend to pay dividends on our common stock.

We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, any return on your investment in our common stock will be limited to the appreciation in the price of our common stock, if any.

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TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. Investors in our shares, particularly investors who are not residents of the U.S., are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

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USE OF PROCEEDS

The Company will receive no proceeds from the resale of the shares by the Selling Shareholders. Unless otherwise set forth in a prospectus supplement, all of the shares of Common Stock offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders. The Selling Shareholders will receive all proceeds from such sales.

If all of the Warrants held by the Selling Shareholders are exercised in full in cash, we would receive proceeds from the payment of the exercise price thereof of approximately $3,219,000, which we intend to use for general corporate purposes, which includes, among other purposes, the funding and expansion of our ongoing clinical trials and the continued development of our pipeline of candidate products.

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DETERMINATION OF OFFERING PRICE

The Selling Shareholders will determine at what price they may sell the securities offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices. For more information, see “Plan of Distribution.”

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SELLING SHAREHOLDERS

The Selling Shareholders may offer and sell, from time to time, any or all of the shares covered by this prospectus. We are registering 740,000 shares of Common Stock that are either currently held by the Selling Shareholders or that may be issued on the exercise of the Warrants held by the Selling Shareholders. The Warrants were issued in connection with a concurrent private placement transaction entered into on May 21, 2024, in which we agreed to file this registration statement covering the resale of the shares issuable upon exercise of such Warrants.

The following table sets forth the name of the Selling Shareholders, the number of shares of Common Stock beneficially owned by the Selling Shareholders prior to and after completion of the offering contemplated by this prospectus, and the aggregate number of shares that may be offered by the Selling Shareholders pursuant to this prospectus. In calculating the percentages of shares of Common Stock beneficially owned by the Selling Shareholders, we treated as outstanding the number of shares of our Common Stock issuable upon exercise of the Warrants and did not assume exercise of any other warrants. The percentage of shares owned prior to the offering is based on 2,156,651 shares of Common Stock outstanding as of June 13, 2024.

Under the terms of the Warrants, a Selling Shareholder may not exercise the Warrants to the extent such exercise would cause such Selling Shareholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% (or, at the election of the purchaser, 9.99%) of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the third column do not reflect this limitation or any similar limitation.

There is no assurance that the Warrants will be exercised. If the Warrants are exercised, the Selling Shareholders may sell some, all or none of the shares obtained thereby. We do not know how long the Selling Shareholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale or other disposition of any of the shares. As a result, we cannot estimate the number of shares of Common Stock the Selling Shareholders will beneficially own after termination of sales under this prospectus. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of all or a portion of its shares of Common Stock since the date on which they provided information for this table.

Unless otherwise indicated, the term “Selling Shareholders” as used in this prospectus means the Selling Shareholders referred to in this prospectus, and their donees, pledgees, transferees, assigns and other successors-in-interest. Information concerning the Selling Shareholders may change from time to time and, to the extent required, we will supplement this prospectus accordingly. We have prepared the following table and the related notes based on information filed with the SEC, supplied to us by the Selling Shareholders or estimated based on our internal records, which may not include shares held by a Selling Shareholder in “street name.”

	Shares Beneficially Owned Prior to this Offering (1)		Number of Shares Offered	Shares Beneficially Owned After This Offering (2)
Selling Shareholder and Addresses	Number	Percentage	Hereby	Number	Percentage
Armistice Capital, LLC (3)	107,617	4.99%	200,000	107,617	4.99%
Bigger Capital Fund, LP (4)	50,000	2.27%	50,000	-	-
Boothbay Absolute Return Strategies, LP (5)	31,379	1.43%	31,379	-	-
Boothbay Diversified Alpha Master Fund LP (6)	13,448	0.62%	13,448	-	-
Bristol Investment Fund Ltd. (7)	190,000	8.10%	190,000	-	-
District 2 Capital Fund LP (8)	50,000	2.27%	50,000	-	-
Francine Lipp Irrevocable Trust (9)	9,628	0.45%	5,747	3,881	0.18%
Georgina Asset Management, LLC 401(K) Profit Sharing Plan (10)	6,748	0.31%	2,874	3,874	0.18%
Intracoastal Capital, LLC (11)	57,285	2.59%	56,035	1,250	0.06%
Kingsbrook Opportunities Master Fund LP (12)	11,207	0.52%	11,207	-	-
Lipp 2021 Revocable Trust (13)	40,155	1.85%	11,494	28,661	1.33%
Rosalinde and Arthur Gilbert Foundation (14)	107,617	4.99%	57,471	93,627	4.34%
RSZ Trust (15)	107,617	4.99%	57,471	73,846	3.42%
The Danielle Lisa Behr Living Trust (16)	6,748	0.31%	2,874	3,874	0.18%
Total	789,449		740,000	318,497

(1)	Includes 70,691 shares of Common Stock that may be issued if all Selling Shareholders exercise existing warrants in full.

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(2)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the Selling Shareholders.

(3)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4)	The address of record is 11700 W Charleston Blvd. #170-659, Las Vegas, NV, 89135.

(5)	The address of record is 689 Fifth Avenue, 12th Floor, New York, NY, 10022. Boothbay Absolute Return Strategies, LP, a Delaware limited partnership (“BBARS”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager of BBARS. Ari Glass is the Managing Member of Boothbay. Each of BBARS, Boothbay and Mr. Glass disclaim beneficial ownership of the securities, except to the extent of any pecuniary interest therein.

(6)	The address of record is 689 Fifth Avenue, 12th Floor, New York, NY, 10022. Boothbay Diversified Alpha Master Fund LP, a Cayman Islands limited partnership (“BBDAMF”), is managed by Boothbay. Boothbay, in its capacity as the investment manager of BBDAMF, has the power to vote and the power to direct the disposition of all securities held by BBDAMF. Ari Glass is the Managing Member of Boothbay. Each of BBDAMF, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

(7)	The address of record is 555 Marin Street, Suite 140, Thousand Oaks, California 91360. Paul Kessler, as manager of Bristol Capital Advisors, LLC, the investment advisor to Bristol Investment Fund, Ltd. (“BIF”) and Bristol Capital, LLC (“BC”), has voting and investment control over the securities held by BIF and BC. Mr. Kessler disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(8)	The address of record is 14 Wallstreet, 2nd Floor, Huntington, NY, 11743.

(9)	The address of record is 1201 Montana Ave, Suite 206, Santa Monica, CA 90403.

(10)	The address of record is 1201 Montana Ave, Suite 205, Santa Monica, CA 90403.

(11)	The address of record is 245 Palm Trail Delray Beach, FL, 33483. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital, LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal.

(12)	Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities. The address of Kingsbrook Partners is 689 Fifth Avenue, 12th Floor, New York, NY 10022.

(13)	The address of record is 1201 Montana Ave, Suite 206, Santa Monica, CA 90403. We have been advised that Robert Lipp is the trustee of the trust and may be deemed to exercise and investment control.

(14)	The address of record is 1801 Century Park East, Ste. 2010 Los Angeles, CA 90067. We have been advised that Martin H. Blank exercises voting and investment power over the securities held by The Rosalinde and Arthur Gilbert Foundation.

(15)	The address of record is 1801 Century Park East, Ste. 2010 Los Angeles, CA 90067. We have been advised that Richard Ziman is the trustee of The RSZ Trust and may be deemed to exercise voting and investment control.

(16)	The address of record is 162 N Carmelina Ave, Los Angeles, CA 90049.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon exercise of the Warrants to permit the resale of these shares of common stock by the holders of the Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the Selling Shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The Selling Shareholders may pledge or grant a security interest in some or all of the Warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the Purchase Agreement, or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Shareholder specifically for use in this prospectus, in accordance with the related Purchase Agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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MARKET INFORMATION

Our common stock is listed on the Nasdaq Capital Market under the symbol “GTBP.”

Stockholders

As of May 22, 2024, 2024, there were 31 stockholders of record. This total does not include stockholders who hold their shares in “street name.” The transfer agent for our common stock is Computershare, whose address is 8742 Lucent Blvd., Suite 225, Highland Ranch, CO 80129.

Dividends

We have not paid any dividends on our common stock to date and do not anticipate that we will pay dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our anticipated capital requirements and other factors that the Board may think are relevant. However, we currently intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore, do not expect to pay any dividends on our common stock during such time.

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DESCRIPTION OF COMMON STOCK

The following description of our securities, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our capital stock. For the complete terms of our capital stock, please refer to our certificate of incorporation bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law (“DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and bylaws.

General

As of the date of this prospectus, our authorized capital stock consists of 250.0 million shares of common stock, par value $0.001 per share, and 15.0 million shares of preferred stock, par value $0.01 per share. As of June 13, 2024, there were 2,156,651 shares of our common stock and 96,230 shares of Series C Preferred Stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Board out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all of our debts and other liabilities, subject to the liquidation preferences of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock currently outstanding or that we may designate and issue in the future. All outstanding shares of our common stock are fully paid and non-assessable. Except as described below in “Anti-Takeover Provisions Under Our Charter and Bylaws and Delaware Law,” holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business, and a vote of the majority of the voting power represented at such meeting at which a quorum is generally required to take action under our certificate of incorporation and bylaws.

Warrants

The Common Warrants were issued in registered form and entitle the registered holder to purchase one share of our common stock at a price equal to $4.35 per share, subject to adjustment as discussed below, terminating at 5:00 p.m., New York City time, on the fifth anniversary of the date of issuance. Holders of Warrants may exercise such warrants on a “cashless” basis if an effective registration statement is not available with respect to the offering of shares of Common Stock upon exercise of such Warrant. In such event, the Holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants. The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation. The Warrants may be exercised by delivery of a notice of exercise and the aggregate exercise price (assuming no cashless exercise has been elected if an effective registration statement is not available with respect to the offering of shares of Common Stock upon exercise of such Warrant) to us as specified in such Warrant. Holders of Warrants do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Preferred Stock

Our Board is authorized, without action by the stockholders, to designate and issue up to 15.0 million shares of preferred stock in one or more series. In the past the Board has designated series lettered A through K and issued shares in those series (other than Series K). As of the date of this prospectus, only preferred shares in the series designated C have shares issued and outstanding. Our Board can fix or alter the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting a class or series. The issuance of preferred stock could, under certain circumstances, result in one or more of the following adverse effects:

●	decreasing the market price of our common stock;

●	restricting dividends on our common stock;

●	diluting the voting power of our common stock;

●	impairing the liquidation rights of our common stock; or

●	delaying or preventing a change in control of us without further action by our stockholders.

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Our Board will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

Series C Preferred Stock

For a discussion of the terms of our Series C Preferred Stock, see Note 6 to our audited financial statements, Stockholders’ Equity, incorporated in this document by reference.

Anti-Takeover Provisions Under Our Charter and Bylaws and Delaware Law

Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Amended and Restated Certificate of Incorporation

Undesignated Preferred Stock. Our Board has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Special Meetings of Stockholders. Our bylaws provide that special meetings of our stockholders may be called only by our Chairman, President or a majority of the entire Board of Directors, thus prohibiting a stockholder from calling a special meeting. This provision might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Board Vacancies Filled Only by Majority of Directors. Vacancies and newly created seats on our Board may be filled only by a majority of the directors then in office. Only our Board may determine the number of directors on our board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on our Board makes it more difficult to change the composition of our Board, but these provisions promote a continuity of existing management.

No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws do not expressly provide for cumulative voting.

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Directors Removed Only by Special Meeting of Stockholders. A director can be removed only by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the corporation given at a special meeting of the stockholders called and held for this purpose.

Amendment of Charter Provisions. In order to amend certain of the above provisions in our certificate of incorporation and our bylaws, the Board is expressly authorized to adopt, alter or repeal the bylaws, subject to the rights of the stockholders entitled to vote. Stockholders can vote at any stockholder meeting and repeal, alter, or amend the bylaws by the affirmative vote of a majority of the stockholders entitled to vote in such meeting.

Delaware Anti-takeover Statute

We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interest stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions in which the interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. This provision has an anti-takeover effect with respect to transactions not approved in advance by our Board, including discouraging takeover attempts that might result in a premium over the market price for the shares of our market price. With approval of our stockholders, we could amend our amended and restated certificate of incorporation in the future to avoid the restrictions imposed by this anti-takeover law.

The provisions of Delaware law and our amended and restated certificate of incorporation could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

Our transfer agent and registrar for our capital stock is Computershare. The transfer agent’s address is 8742 Lucent Blvd., Suite 225, Highland Ranch, CO 80129, and its telephone number is (303) 262-0600.

Existing Trading Markets

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “GTBP.” The closing sale price of our common stock on the Nasdaq Capital Market on June 25, 2024, was $2.95 per share.

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LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon for us by Baker & McKenzie LLP, Dallas, Texas.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

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EXPERTS

The financial statements of GT Biopharma, Inc. at December 31, 2023, and for the year in the period ending December 31, 2023, incorporated by reference into this prospectus, have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, and the financial statements of GT Biopharma, Inc. at December 31, 2022, and for the year in the period ending December 31, 2022, incorporated by reference into this prospectus, have been audited by Weinberg & Company, P.A., each as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to this offering. This prospectus was filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Reference is thus made to the omitted information. Statements made in this prospectus are summaries of the material terms of contracts, agreements and documents and are not necessarily complete; however, all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements are qualified in their entirety by the reference. You can find, copy and inspect information we file at the SEC’s public reference room, which is located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. The SEC also maintains a web site (http://www.sec.gov) that contains this filed registration statement, reports and other information regarding us that we have filed electronically with the SEC. For more information pertaining to our company and this offering, reference is made to the registration statement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information it has filed with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The information that the Company incorporates by reference is an important part of this prospectus, and information that it files later with the SEC will automatically update and supersede this information. The documents the Company is incorporating by reference are:

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 26, 2024;

●	Our Definitive Proxy Statement on Schedule 14A (to the extent incorporated by reference into our Annual Report on Form 10-K), filed with the SEC on April 29, 2024;

●	The Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2024;

●	The Company’s Current Reports on Form 8-K filed with the SEC on February 1, 2024, April 30, 2024, May 23, 2024 and June 7, 2024; and

●	The description of the Company’s common stock contained in our Registration Statement on Form 8A-12B filed with the SEC on February 8, 2021.

All documents the Company subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by contacting GT Biopharma, Inc.

We maintain a website at https://ir.gtbiopharma.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

There have been no material changes to the Company’s affairs that have occurred since December 31, 2023 that have not been described in a Form 10-Q or Form 8-K filed under the Exchange Act.

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740,000 Shares

PROSPECTUS

June 28, 2024